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                                                                    EXHIBIT 99.9

                 DTC PARTICIPANT OVERSUBSCRIPTION EXERCISE FORM

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          SHARES OF COMMON STOCK OF SECURITY CAPITAL ATLANTIC INCORPORATED
             OFFERED PURSUANT TO RIGHTS DISTRIBUTED TO SHAREHOLDERS

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  THIS FORM IS TO BE USED ONLY BY DEPOSITORY TRUST COMPANY PARTICIPANTS TO
EXERCISE THE OVERSUBSCRIPTION PRIVILEGE IN RESPECT OF RIGHTS WHICH WERE EXERCISED AND DELIVERED THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY. ALL OTHER EXERCISES OF THE OVERSUBSCRIPTION PRIVILEGE MUST BE EFFECTED CONCURRENTLY WITH THE EXERCISE OF RIGHTS BY THE COMPLETION AND DELIVERY OF THE RIGHTS CERTIFICATES. A NOMINEE HOLDER CERTIFICATION MUST BE SUBMITTED SEPARATELY TO THE SUBSCRIPTION AGENT.

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  THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN SECURITY
CAPITAL ATLANTIC INCORPORATED'S PROSPECTUS DATED        , 1997 (THE
"PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM ATLANTIC'S INFORMATION AGENT, GEORGESON & COMPANY, INC., AT 1-800-223-2064. DEFINED TERMS USED WITHOUT DEFINITION HAVE THE MEANINGS GIVEN THEM IN THE PROSPECTUS.

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  THE RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN DAYLIGHT TIME, ON        , 1997,
UNLESS EXTENDED (THE "EXPIRATION DATE"). THIS CERTIFICATE MUST BE RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL ON OR PRIOR TO THE EXPIRATION DATE. ALTERNATIVELY, A NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED ON OR PRIOR TO SUCH DATE.

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                              MAIL OR DELIVER TO:

           By Regular Mail:                          By Hand:
           BankBoston, N.A.              Securities Transfer & Reporting
       Corporate Reorganization        Services, Inc. c/o BankBoston, N.A.
            P.O. Box 1889                    55 Broadway, Third Floor
          Mail Stop 45-02-53                    New York, New York
     Boston, Massachusetts 02266


                                              By Overnight Courier:
      By Facsimile Transmission:                 BankBoston, N.A.
            (617) 575-2232                   Corporate Reorganization
            (617) 575-2233                      Mail Stop 45-02-53
   (for Eligible Institutions Only)             150 Royall Street
         Confirm by Telephone              Canton, Massachusetts 02021
            (617) 575-3120

  Delivery other than as set forth above will not constitute a valid delivery

  1. The undersigned hereby certifies to Security Capital Atlantic Incorporated ("ATLANTIC") and BankBoston, N.A. (the "Subscription Agent") that it is a participant in The Depository Trust Company ("DTC") and that it has either (i) exercised Rights and delivered such exercised Rights to the Subscription Agent by means of transfer to the DTC account of the Subscription Agent or (ii) delivered to the Subscription Agent a Notice of Guaranteed Delivery, in substantially the form accompanying the Rights Certificates evidencing Rights, in respect of the exercise of Rights by means of transfer to such DTC account of the Subscription Agent.

                          (Continued on reverse side)
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  2. The undersigned hereby exercises the Oversubscription Privilege to purchase, subject to the maximum number of Shares offered in the Rights offering and certain other restrictions described in the Prospectus, including
proration of available Shares,       shares of common stock ("Shares") of
ATLANTIC and certifies to ATLANTIC and the Subscription Agent that such Oversubscription Privilege is being exercised on behalf, and pursuant to the instructions, of beneficial owners of Shares on the Record Date (which may include the undersigned), exercised as follows (insert number for each applicable item):

  A: Rights have been exercised on behalf of the undersigned and/or beneficial owners each of whom validly exercised all Rights initially issued to it to the extent possible and was a holder of Shares on the Record Date.

  B:  Shares subscribed for pursuant to the exercise of the Rights listed in
  Item 1.      Rights are required to subscribe for one Share.

  C: Shares requested pursuant to the exercise of the Oversubscription Privilege on behalf of the undersigned and/or beneficial owners each of whom validly exercised all Rights initially issued to it to the extent possible and was a holder of Shares on the Record Date.

  3. The undersigned understands that payment of the Subscription Price of
$      for each Share of ATLANTIC subscribed or oversubscribed for must be received by the Subscription Agent prior to 5:00 p.m., Eastern Daylight Time, on the Expiration Date and represents that such payment in the total amount of $ either (check appropriate box):

    [_] has been or is being delivered to the Subscription Agent together with the Notice of Guaranteed Delivery (Control Number # ) referred to above, or
    [_] is being delivered to the Subscription Agent herewith, or
    [_] has been delivered separately to the Subscription Agent.

    ----------------------      ----------------------   ----------------------
         Subscription              DTC Participant           Name of DTC
     Confirmation Number                Number               Participant

  4. In the case of funds not delivered together with a Notice of Guaranteed Delivery, such funds were delivered or will be delivered at or before 5:00
p.m., Eastern Daylight Time, on        , 1997 in the manner set forth below
(check appropriate box and complete information relating thereto):

  [_] certified check  or  [_] bank draft (cashier's check) or
  [_] wire transfer of funds to BankBoston, N.A., ABA #011000390, Attn:
  ATLANTIC Escrow Account

  Name of Transferor Institution _____________________________________________

  ABA Number of Transferor Institution _______________________________________

  Name and Telephone Number of Contact at Transferor Institution _____________

  ____________________________________________________________________________

  Confirmation Number (if available): ________________________________________

Please register the Shares to:

Name: __________________________________________________________________________

Address: _______________________________________________________________________

Taxpayer I.D. or Social Security Number: _______________________________________

By: (signature) ________________________________________________________________

Name & Title:                            Telephone Number:

Dated:  , 1997